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                                                            EX-99.B(d)(9)

                        INVESTMENT SUB-ADVISORY AGREEMENT
                      SEI INSTITUTIONAL INTERNATIONAL TRUST

     AGREEMENT made this 26th day of June, 2002, between SEI Investments Management Corporation, (the "Adviser") and Alliance Capital Management L.P. (the "Sub-Adviser").

     WHEREAS, SEI Institutional International Trust, a Massachusetts business trust (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated December 16, 1994 (the "Advisory Agreement") with the Trust, pursuant to which the Adviser acts as investment adviser to the Emerging Markets Equity Fund (the "Fund"), which is a series of the Trust; and

     WHEREAS, the Adviser, with the approval of the Trust, desires to retain the Sub-Adviser to provide investment advisory services to the Adviser in connection with the management of the Fund, and the Sub-Adviser is willing to render such investment advisory services.

     NOW, THEREFORE, the parties hereto agree as follows:

1. DUTIES OF THE SUB-ADVISER. Subject to supervision by the Adviser and the Trust's Board of Trustees, the Sub-Adviser shall manage all of the securities and other assets of the Fund entrusted to it hereunder (the "Assets"), including the purchase, retention and disposition of the Assets, in accordance with the Fund's investment objectives, policies and restrictions as stated in the Fund's prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time (referred to collectively as the "Prospectus"), and subject to the following:

(a) The Sub-Adviser shall provide supervision of the Fund's investments and, in consultation with and subject to the direction of the Adviser, determine from time to time what Assets will be purchased, retained or sold by the Fund, and what portion of the Assets will be invested or held uninvested in cash.

(b) In the performance of its duties and obligations under this Agreement, the Sub-Adviser shall act in conformity with the Trust's Declaration of Trust (as defined herein) and the Prospectus and with the instructions and directions of the Adviser and of the Board of Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986 (the "Code"), and all other applicable federal and state laws and regulations, as each is amended from time to time. The Adviser agrees promptly to deliver any amendment or supplement to the Prospectus to the Sub-Adviser on an on-going basis, and until the Adviser delivers any such amendment or supplement to its

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     Sub-Adviser, the Sub-Adviser shall be fully protected in relying on the
     Prospectus as previously furnished.

(c) The Sub-Adviser shall determine the Assets to be purchased or sold by the Fund and will place orders with or through such persons, brokers or dealers to carry out the policy with respect to brokerage set forth in the Fund's Registration Statement and Prospectus or as the Board of Trustees or the Adviser may direct from time to time, in conformity with federal securities laws. In executing Fund transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or other accounts over which the Sub-Adviser or an affiliate of the Sub-Adviser may exercise investment discretion. The Sub-Adviser is authorized, subject to the prior approval of the Trust's Board of Trustees, to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer -- viewed in terms of that particular transaction or terms of the overall responsibilities of the Sub-Adviser to the Fund. In addition, the Sub-Adviser is authorized to allocate purchase and sale orders for Fund securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser, Sub-Adviser or the Trust's principal underwriter) and to take into account the sale of shares of the Trust if the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will the Fund's Assets be purchased from or sold to the Adviser, Sub-Adviser, the Trust's principal underwriter, or any affiliated person of either the Trust, Adviser, the Sub-Adviser or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission ("SEC") and the 1940 Act.

(d) The Sub-Adviser shall maintain all books and records with respect to transactions involving the Assets required by subparagraphs (b)(5), (6),
     (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act and shall render to the Adviser or the Board of Trustees such periodic and special reports as the Adviser or Board of Trustees may reasonably request.

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     The Sub-Adviser shall keep the books and records required to be maintained by the Sub-Adviser by this Agreement and shall timely furnish to the Adviser all information relating to the Sub-Adviser's services under this Agreement needed by the Adviser to keep the other books and records of the Fund required by Rule 31a-1 under the 1940 Act. The Sub-Adviser shall also furnish to the Adviser any other information that is required to be filed by the Adviser or the Trust with the SEC or sent to shareholders under the 1940 Act (including the rules adopted thereunder) or any exemptive or other relief that the Adviser or the Trust obtains from the SEC. The Sub-Adviser agrees that all records that it maintains on behalf of the Fund are property of the Fund and the Sub-Adviser will surrender promptly to the Fund any of such records upon the Fund's request; provided, however, that the Sub-Adviser may retain a copy of such records. In addition, for the duration of this Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor sub-adviser upon the termination of this Agreement (or, if there is no successor sub-adviser, to the Adviser).

(e) The Sub-Adviser shall provide the Fund's custodian on each business day with information relating to all transactions concerning the Fund's Assets and shall provide such information and such periodic or special reports as the Adviser or Board of Trustees may reasonably request.

(f) The Adviser understands that the Sub-Adviser now acts, will continue to act and may act in the future as investment manager or adviser to fiduciary and other managed accounts, and as investment manager or adviser to other investment companies, including any offshore entities, or accounts, and the Fund has no objection to the Sub-Adviser's so acting, provided that whenever the Fund and one or more other investment companies or accounts managed or advised by the Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed to be equitable to each company and account. The Adviser recognizes that in some cases this procedure may adversely affect the size of the position obtainable for the Fund. In addition, the Adviser understands that the persons employed by the Sub-Adviser to assist in the performance of the Sub-Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of the Sub-Adviser or any affiliate of the Sub-Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind in nature.

(g) The Sub-Adviser shall promptly notify the Adviser of any financial condition that is likely to impair the Sub-Adviser's ability to fulfill its commitment under this Agreement.

(h) The Sub-Adviser shall review all proxy solicitation materials and be responsible for voting and handling all proxies in relation to the securities held as Assets in

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     the Fund. The Adviser shall instruct the custodian and other parties providing services to the Fund to promptly forward misdirected proxies to the Sub-Adviser.

     Services to be furnished by the Sub-Adviser under this Agreement may be furnished through the medium of any of the Sub-Adviser's partners, officers, employees or, to the extent permitted by applicable law, affiliates, and with respect to proxies, a third party proxy voting service.

2. DUTIES OF THE ADVISER. The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall oversee and review the Sub-Adviser's performance of its duties under this Agreement; provided, however, nothing herein shall be construed to relieve the Sub-Adviser of responsibility for compliance with the Fund's investment objectives, policies and restrictions, as provided in
     Section 1 hereunder.

3. DELIVERY OF DOCUMENTS. The Adviser has furnished the Sub-Adviser with copies properly certified or authenticated of each of the following documents:

(a) The Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of the Commonwealth of Massachusetts (such Agreement and Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time, herein called the "Declaration of Trust");

(b) By-Laws of the Trust (such By-Laws, as in effect on the date of this Agreement and as amended from time to time, are herein called the "By-Laws");

(c)  Prospectus(es) of the Fund.

(d)  The Trust's most recent Registration Statement as filed with the SEC.

4. COMPENSATION TO THE SUB-ADVISER. For the services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee at the rate specified in Schedule A which is attached hereto and made part of this Agreement. The fee will be calculated based on the average daily value of the Assets under management and will be paid to the Sub-Adviser monthly. Except as may otherwise be prohibited by law or regulation (including any then current SEC staff interpretation), the Sub-Adviser may, in its discretion and from time to time, waive a portion of its fee.

5. LIMITATION OF LIABILITY OF THE SUB-ADVISER. The Sub-Adviser shall not be liable for any error of judgment or for any loss suffered by the Adviser in connection with the performance of its obligations under this Agreement, except a loss resulting from: (i) willful misfeasance, bad faith or negligence on the Sub-Adviser's part in the performance of its duties, or
     (ii) reckless disregard of its

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     obligations and duties under this Agreement, or (iii) a violation of law or any duty imposed by federal or state law.

6. REPORTS. During the term of this Agreement, the Adviser agrees to furnish the Sub-Adviser at its principal office all prospectuses, proxy statements, reports to stockholders, sales literature or other materials prepared for distribution to stockholders of the Funds, the Trust or the public that refer to the Sub-Adviser or its clients in any way prior to use thereof and not to use material if the Sub-Adviser reasonably objects in writing within five business days (or such other period as may be mutually agreed) after receipt thereof. The Sub-Adviser's right to object to such materials is limited to the portions of such materials that expressly relate to the Sub-Adviser, its services and its clients. The Adviser agrees to use its reasonable best efforts to ensure that materials prepared by its employees or agents or its affiliates that refer to the Sub-Adviser or its clients in any way are consistent with those materials previously approved by the Sub-Adviser as referenced in the first sentence of this paragraph. Sales literature may be furnished to the Sub-Adviser by first class or overnight mail, facsimile transmission equipment or hand delivery.

7. CHANGE IN THE SUB-ADVISER'S MEMBERSHIP. The Sub-Adviser agrees that it shall notify the Adviser of any change in the membership of the general partners of the Sub-Adviser within a reasonable time after such change.

8. INDEMNIFICATION. The Sub-Adviser shall indemnify and hold harmless the Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorney's fees and other related expenses) howsoever arising from or in connection with this Agreement or the performance by the Sub-Adviser of its duties hereunder; provided, however, that the Sub-Adviser shall not be required to indemnify or otherwise hold the Adviser harmless under this Section 8 where the claim against, or the loss, liability or damage experienced by the Adviser, is caused by or is otherwise directly related to the Adviser's own willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement.

9. DURATION AND TERMINATION. This Agreement shall become effective upon its approval by the Trust's Board of Trustees and its execution by the parties hereto. Pursuant to the exemptive relief obtained in the SEC Order dated April 29, 1996, Investment Company Act Release No. 21921, approval of the Agreement by a majority of the outstanding voting securities of the Fund is not required, and the Sub-Adviser acknowledges that it and any other sub-adviser so selected and approved shall be without the protection, if any, accorded by shareholder approval of an investment adviser's receipt of compensation under Section 36(b) of the 1940 Act.

     This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least

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     annually in conformance with the 1940 Act; provided, however, that this
     Agreement may be terminated with respect to the Fund: (a) by the Fund at any time, without the payment of any penalty, by the vote of a majority of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund, (b) by the Adviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the Sub-Adviser, or (c) by the Sub-Adviser at any time, without the payment of any penalty, on 90 days' written notice to the Adviser. This Agreement shall terminate automatically and immediately in the event of its assignment, or in the event of a termination of the Advisory Agreement with the Trust. As used in this Section 9, the terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

10. GOVERNING LAW. This Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

11. SEVERABILITY. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

12. NOTICE: Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:

     To the Adviser at:                   SEI Investments Management Corporation
                                          One Freedom Valley Drive
                                          Oaks, PA 19456
                                          Attention:  Legal Department

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     To the Sub-Adviser at:               Alliance Capital Management L.P.
                                          345 Avenue of the Americas
                                          New York, NY  10105
                                          Attention:  Corporate Legal

                                          With a copy to:

                                          Alliance Capital Limited
                                          Devonshire House, 1 Mayfair Place
                                          London, WIJ 8AJ
                                          Attention: Edward D. Baker


13. NAMES. The Trust may use the names "Alliance Capital Management L.P.," "Alliance Capital Management," "Alliance Capital," or "Alliance" only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect. At such times as this Agreement shall no longer be in effect, the Trust shall cease to use such names or any other name indicating that it is advised by or otherwise connected with the Sub-Adviser.

14. NON-HIRE/NON-SOLICITATION. The parties hereby agrees that so long as the Sub-Adviser provides services to the Adviser or the Trust and for a period of one year following the date on which the Sub-Adviser ceases to provide services to the Adviser and the Trust, neither party shall for any reason, directly or indirectly, on its own behalf or on behalf of others, hire any person employed by the other party, whether or not such person is a full-time employee or whether or not any person's employment is pursuant to a written agreement or is at-will, without the express written consent of the other party. The parties further agree that, to the extent that a party breaches the covenant described in this paragraph, the other party shall be entitled to pursue all appropriate remedies in law or equity.

15. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

16.  MISCELLANEOUS.

(a) A copy of the Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of the Fund or the Trust.

(b) Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.

SEI INVESTMENTS MANAGEMENT CORPORATION        ALLIANCE CAPITAL MANAGEMENT L.P.
                                              BY: ALLIANCE CAPITAL MANAGEMENT
                                              CORPORATION, ITS GENERAL PARTNER


By:  /s/ Todd Cipperman                       By:  /s/ Mark Manley

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Name:  Todd Cipperman                         Name:  Mark Manley

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Title:  Vice President                        Title:  Assistant Secretary

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                                   SCHEDULE A
                                     TO THE
                             SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     SEI INVESTMENTS MANAGEMENT CORPORATION
                                       AND
                        ALLIANCE CAPITAL MANAGEMENT L. P.

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

         SEI INSTITUTIONAL INTERNATIONAL TRUST
         -------------------------------------

         Emerging Markets Equity Fund                         X.XXX%



Agreed and Accepted:

SEI INVESTMENTS MANAGEMENT CORPORATION        ALLIANCE CAPITAL MANAGEMENT L.P.
                                              BY: ALLIANCE CAPITAL MANAGEMENT
                                              CORPORATION, ITS GENERAL PARTNER


By:  /s/ Todd Cipperman                       By:  /s/ Mark Manley

----------------------------------------      ----------------------------------


Name:  Todd Cipperman                         Name:  Mark Manley

----------------------------------------      ----------------------------------


Title:  Vice President                        Title:  Assistant Secretary

----------------------------------------      ----------------------------------